Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus and Prospectus Supplement of Immuneering Corporation of our report dated March 20, 2025, relating to the consolidated financial statements of Immuneering Corporation and its subsidiaries, appearing in the Annual Report on Form 10-K of Immuneering Corporation for the year ended December 31, 2024.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus and Prospectus Supplement.

/s/ RSM US LLP

Boston, Massachusetts

August 13, 2025